   As filed with the Securities and Exchange Commission on October 15, 1999
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              -------------------

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     Under

                          The Securities Act of 1933

                              -------------------

                            ArthroCare Corporation
            (Exact name of registrant as specified in its charter)

           Delaware                                 94-3180312
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)

                           595 North Pastoria Avenue
                          Sunnyvale, California 94086
                                (408) 736-0224
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               Michael A. Baker
                     President and Chief Executive Officer
                            ArthroCare Corporation
                           595 North Pastoria Avenue
                          Sunnyvale, California 94086
                                (408) 736-0224
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                 Please send copies of all communications to:

   Michael W. Hall, Esq.                  Elizabeth R. Flint, Esq.
    Holly M. Bauer, Esq.                      Marc Taxay, Esq.
   Christina Y. Lai, Esq.                    Daniel Yuen, Esq.
      Latham & Watkins                Wilson Sonsini Goodrich & Rosati
   135 Commonwealth Drive                    650 Page Mill Road
Menlo Park, California 94025            Palo Alto, California 94304
       (650) 328-4600                          (650) 493-9300

                                ---------------

   Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-87187

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                           Proposed       Proposed
                                           Maximum        Maximum       Amount of
 Title of Shares to be    Amount to be  Offering Price   Aggregate     Registration
       Registered        Registered (1)   Per Share    Offering Price     Fee(2)
-----------------------------------------------------------------------------------
Common Stock, $.001 par
 value..................    218,500         $56.00      $12,236,000     $3,401.61
-----------------------------------------------------------------------------------
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
(1) Includes 28,500 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2) 1,150,000 shares were registered under Registration Statement No. 333-87187, in connection with which a filing fee of $17,823.28 was paid. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, the Registrant will not revoke such transaction, and it has sufficient funds in such account to cover the amount of the registration fee.

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

                                EXPLANATORY NOTE

This registration statement relates to the public offering of common stock of ArthroCare Corporation contemplated by a Registration Statement on Form S-3 (File No. 333-87187), as amended (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on October 14, 1999, and is filed solely to increase the number of shares to be offered in such offering by 218,500 (including up to 28,500 additional shares that may be sold pursuant to the underwriters' over-allotment option). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 15, 1999.

                                          ARTHROCARE CORPORATION.

                                                  /s/ Michael A. Baker
                                          By: _________________________________
                                                     Michael A. Baker
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

   /s/ Michael A. Baker              President, Chief Executive     October 15, 1999
____________________________________ Officer and Director
   Michael A. Baker                  (Principal Executive
                                     Officer)

   /s/ Christine Hanni               Vice President, Finance,       October 15, 1999
____________________________________ Chief Financial Officer and
   Christine Hanni                   Assistant Secretary
                                     (Principal Financial and
                                     Accounting Officer)

   *                                 Director                       October 15, 1999
____________________________________
   Hira V. Thapliyal

   *                                 Director                       October 15, 1999
____________________________________
   Annette J. Campbell-White

   *                                 Director                       October 15, 1999
____________________________________
   C. Raymond Larkin, Jr.

   *                                 Director                       October 15, 1999
____________________________________
   John S. Lewis

                                     Director
____________________________________
   Robert R. Momsen

        /s/ Christine Hanni                                         October 15, 1999
*By:________________________________
           Christine Hanni
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                 EXHIBITS
 ------- ----------------------------------------------------------------------
  5.1    Opinion of Latham & Watkins as to the legality of the securities being registered
 23.1    Consent of PricewaterhouseCoopers LLP, Independent Auditors
 23.2    Consent of Latham & Watkins (included in Exhibit 5.1)